Exhibit 4.4


                     SUCCESSOR BOND TRUSTEE


     INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of May 7, 2003 (this "Instrument"), among THE GREAT ATLANTIC & PACIFIC TEA COMPANY,
INC., a corporation duly organized and existing under the laws of the State of Maryland, having its principal office at 2 Paragon Drive, Montvale, New Jersey 07645 (the "Company"), JPMORGAN CHASE BANK (successor in interest to Manufacturers Hanover Trust Company), a corporation duly organized and existing under the laws of the State of New York, having its corporate trust office at 4 New York Plaza, 15th Floor, New York, New York 10004, as resigning Trustee (the "Resigning Trustee"), and Wilmington trust company, a corporation duly organized and existing under the laws of the State of Delaware, having its corporate trust office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, as successor Trustee (the "Successor Trustee").

                                    RECITALS

     There are presently outstanding under an Indenture, dated as of January 1, 1991, as supplemented by a First Supplemental Indenture (the "First Supplemental Indenture"), dated as of December 4, 2001 and a Second Supplemental Indenture (the "Second Supplemental Indenture"), dated as of December 20, 2001 (as so supplemented, the "Indenture"), between the Company and the Resigning Trustee:
(i) $22,100,000 in aggregate principal amount of the Company's 7.70% Senior Notes due 2004; (ii) $229,265,000 in aggregate principal amount of the Company's 7.75% Senior Notes due 2007; (iii) $230,500,000 in aggregate principal amount of the Company's 9.125% Senior Notes due 2011; and (iv) $200,000,000 in aggregate principal amount of the Company's 9.375% Senior Notes due 2039 (the securities described in clauses (i) through (iv), above, are hereinafter referred to as the "Securities").

     The Resigning Trustee wishes to resign as Trustee, Security Registrar, Paying Agent and the office or agency where notices and demands to or upon the Company in respect of the Securities and the Indenture (the "Agent") may be served under the Indenture; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Security Registrar, Paying Agent and Agent under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Security Registrar, Paying Agent and Agent under the Indenture.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which are hereby acknowledged, the Company, the Resigning Trustee and the Successor Trustee agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

     Section 101. Pursuant to Section 610(b) of the Indenture, the Resigning Trustee hereby notifies the Company that the Resigning Trustee is hereby resigning as Trustee under the Indenture.

     Section 102. The Resigning Trustee hereby represents and warrants to the Successor Trustee and the Company that:

          (a) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee.

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          (b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its corporate trust department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

          (c) This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes its legal, valid and binding obligation.

          (d) (i) $22,100,000 in aggregate principal amount of the Company's 7.70% Senior Notes due 2004 is outstanding as of the date hereof and interest has been paid through January 15, 2003;

          (ii) $229,265,000 in aggregate principal amount of the Company's 7.75% Senior Notes due 2007 is outstanding as of the date hereof and interest has been paid through April 15, 2003;

          (iii) $230,500,000 in aggregate principal amount of the Company's 9.125% Senior Notes due 2011 is outstanding as of the date hereof and interest has been paid through December 15, 2002; and

          (iv) $200,000,000 in aggregate principal amount of the Company's 9.375% Senior Notes due 2039 is outstanding as of the date hereof and interest has been paid through May 1, 2003.

          (e) The Resigning Trustee has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all documents relating to the trusts created by the Indenture (the "Trusts") and all information in the possession of its corporate trust department relating to the administration and status of the Trusts.

     Section 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the Trusts, all rights, powers and trusts of the Trustee under the Indenture and all property and money held by such Resigning Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all such rights, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

     Section 104. The Resigning Trustee hereby resigns as Security Registrar, Paying Agent and Agent under the Indenture.

     Section 105. The Resigning Trustee agrees to pay or indemnify the Successor Trustee and save the Successor Trustee harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever (including the reasonable fees, expenses and disbursements of the Successor Trustee's counsel and other advisors), that the Successor Trustee

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suffers or incurs without gross negligence or bad faith on its part arising out of actions or omissions of the Resigning Trustee. The Successor Trustee will furnish to the Resigning Trustee, promptly after receipt, all papers with respect to any action the outcome of which would make operative the indemnity provided for in this Section. The Successor Trustee shall notify the Resigning Trustee promptly in writing (and, in any event, within no later than 10 days) of any claim for which it may seek indemnity. The Resigning Trustee shall have the option to defend the claim and the Successor Trustee shall cooperate fully in the defense. If the Resigning Trustee shall assume the defense, then the Resigning Trustee shall not pay for separate counsel of the Successor Trustee. The Resigning Trustee shall not be obligated to pay for any settlement made without its consent.

                                   ARTICLE TWO
                                   THE COMPANY

     Section 201. The Company hereby certifies that Exhibit A annexed hereto is a copy of the resolutions which were duly adopted by the Board of Directors of the Company, which are in full force and effect on the date hereof, and which authorize certain officers of the Company to: (a) accept the Resigning Trustee's resignation as Trustee, Security Registrar, Paying Agent and Agent under the Indenture; (b) appoint the Successor Trustee as Trustee, Security Registrar, Paying Agent and Agent under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee, Security Registrar, Paying Agent and Agent under the Indenture.

     Section 202. The Company hereby accepts the resignation of the Resigning Trustee as Trustee, Security Registrar, Paying Agent and Agent under the Indenture. Pursuant to Section 610(e) of the Indenture, the Company hereby appoints the Successor Trustee as Trustee under the Indenture and confirms to the Successor Trustee all the rights, powers and trusts of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture. The Company shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all such rights, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

     Section 203. The Company hereby represents and warrants to the Successor Trustee and the Resigning Trustee that:

          (a) The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Maryland.

          (b) The Indenture was validly and lawfully executed and delivered by the Company, has not been amended or modified except as set forth herein and is in full force and effect.

          (c) The Securities are validly issued securities of the Company.

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          (d) No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.

          (e) No covenant or condition contained in the Indenture has been waived by the Company or by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver, except as set forth in the First Supplemental Indenture.

          (f) There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by the Company under the Indenture.

          (g) This Instrument has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation.

          (h) All conditions precedent relating to the appointment of Wilmington Trust Company as successor Trustee, Security Registrar, Paying Agent and Agent under the Indenture have been complied with by the Company.

     Section 204. The Company hereby appoints the Successor Trustee as Security Registrar, Paying Agent and Agent under the Indenture.

     Section 205. Promptly after the execution and delivery of this Instrument, the Company shall cause a notice, which shall include the language contained in the notice annexed hereto marked Exhibit B, to be sent to each Holder of the Securities in accordance with Section 610(f) of the Indenture.

                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

     Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and the Company that:

          (a) The Successor Trustee is qualified and eligible under the provisions of Sections 608 and 609 of the Indenture to act as Trustee under the Indenture.

          (b) This Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid and binding obligation.

     Section 302. Pursuant to Section 611(a) of the Indenture, the Successor Trustee hereby accepts its appointment as Trustee under the Indenture and shall hereby be vested with all rights, powers and trusts of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture.

     Section 303. The Successor Trustee hereby accepts its appointment as Security Registrar, Paying Agent and Agent under the Indenture.

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                                  ARTICLE FOUR
                                  MISCELLANEOUS

     Section 401. Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Section 402. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the date first above written; provided, however, that the resignation of the Resigning Trustee and the appointment of the Successor Trustee as Security Registrar, Paying Agent and Agent under the Indenture shall be effective 10 business days after the date first above written.

     Section 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Company shall remain obligated under Section 607 of the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its prior trusteeship under the Indenture. The Company also acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section 607 of the Indenture, including payments to be made in accordance with the fee schedules annexed hereto as Exhibit C, D, E and F, which obligations shall survive the execution hereof.

     Section 404. This Instrument shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

     Section 405. This Instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 406. All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

                  TO THE RESIGNING TRUSTEE:
                           Mr. James R. Lewis
                           Vice President
                           JPMorgan Chase Bank
                           4 New York Plaza, 15th Floor
                           New York, New York 10004
                           Fax:  (212) 623-6165
                           Tel.:  (212) 623-6759

                  TO THE SUCCESSOR TRUSTEE:
                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890
                           Attention:  Corporate Trust Administration
                           Fax:  (302) 636-4140

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                           Tel.:  (302) 636-6056


               TO THE COMPANY:
                           Mr. William J. Moss
                           Vice President, Treasurer
                           The Great Atlantic & Pacific Tea Company, Inc. 2 Paragon Drive
                           Montvale, New Jersey 07645
                           Fax:  (201) 571-8036
                           Tel:  (201) 571-4019

                  [Remainder of Page Intentionally Left Blank]



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     IN WITNESS WHEREOF, the parties hereto have caused this Instrument of
Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

                                  THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                                  By:  /s/ William J.Moss
                                       -----------------------------------------
                                       Name:
                                       Title:Vice President Treasurer



                                  JPMORGAN CHASE BANK, as Resigning Trustee


                                  By:  /s/ James R. Lewis
                                       -----------------------------------------
                                       Name:
                                       Title:Vice President



                                  Wilmington Trust Company, as Successor Trustee


                                  By:  /s/ Sandra R. Ortiz
                                       -----------------------------------------
                                       Name:
                                       Title:Financial Services Officer


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                                    EXHIBIT A

                          CERTIFIED COPY OF RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                                 [See Next Page]

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                                   EXHIBIT B


Notice to Holders of The Great Atlantic & Pacific Tea Company, Inc.'s (the "Company"): (i) 7.70% Senior Notes due 2004; (ii) 7.75% Senior Notes due 2007;
(iii) 9.125% Senior Notes due 2011; and (iv) 9.375% Senior Notes due 2039 (collectively, the "Securities"):

     We hereby notify you of the resignation of JPMorgan Chase Bank (successor in interest to Manufacturers Hanover Trust Company) as Trustee under the Indenture, dated as of January 1, 1991 (as supplemented, the "Indenture"), pursuant to which your Securities were issued and are outstanding.

     The Company has appointed Wilmington Trust Company ("Wilmington"), whose Corporate Trust Office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, as successor Trustee under the Indenture, which appointment has been accepted and has become effective. Wilmington has also been appointed as the Security Registrar, Paying Agent and the office or agency where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served under the Indenture.

                                  THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


Date:  ___________, 2003

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